EXHIBIT 5.1

Writer’s Direct Line:  (614) 628-0788

Writer’s E-Mail Address:  msmith@cpmlaw.com

October 17, 2012

AdCare Health Systems, Inc.
1145 Hembree Rd.
Roswell, Georgia 30076
	Re:	Registration Statement on Form S-8 AdCare Health Systems, Inc. (the “Company”)

Ladies and Gentlemen:

This opinion is furnished to you in connection with this Registration Statement on Form S-8, as may be amended from time to time (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of 1,000,000 shares of Company common stock, no par value (the “Shares”), to be issued pursuant to the Company’s 2011 Incentive Stock Option Plan (the “Plan”).

We have examined signed copies of the Registration Statement filed with the Commission.  We have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Articles of Incorporation and Code of Regulations of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Ohio.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and paid for upon the exercise of stock options or issued pursuant to restricted stock grants in accordance with the terms of the Plan will be validly issued, fully paid and nonassessable, and entitled to the benefits of the Plan.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters.”  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

CARLILE PATCHEN & MURPHY LLP

BY:	/S/ MICHAEL A. SMITH
MICHAEL A. SMITH